As filed with the Securities and Exchange Commission on July 2, 2009
Registration No. 333-44410
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST EFFECTIVE AMENDMENT NO. 1
TO

FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SAFESTITCH MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	11-2962080
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

4400 Biscayne Boulevard, Suite A-100
Miami Florida 33137

(Address of Principal Executive Offices)

1996 Stock Option Plan, As Amended
1993 Non-Employee Director Stock Option Plan, As Amended

(Full title of the Plan)

Adam S. Jackson
Chief Financial Officer
SafeStitch Medical, Inc.
4400 Biscayne Boulevard, Suite A-100
Miami, Florida 33137

(Name and address of agent for service)

(305) 575-4202

Telephone number, including area code, of agent for service

Copies to:
Robert L. Grossman, Esq.
Greenberg Traurig, P.A.
1221 Brickell Avenue
Miami, Florida 33131
(305) 579-0500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

EXPLANATORY NOTE:  DEREGISTRATION OF SECURITIES

On August 24, 2000, SafeStitch Medical, Inc., a Delaware corporation (formerly known as Cellular Technical Services Company, Inc., the “Company”), filed with the Securities and Exchange Commission a registration statement on Form S-8, File No. 333-44410 (the “Registration Statement”), registering 225,000 shares of its common stock, par value $0.001 per share (“Common Stock”), to be issued in connection with the Company’s 1996 Stock Option Plan, as amended (the “1996 Plan”), and 40,000 shares of Common Stock to be issued in connection with the Company’s 1993 Non-Employee Director Stock Option Plan, as amended (the “1993 Plan” and, together with the 1996 Plan, the “Plans”).  The Company has terminated the Plans; consequently, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to remove, and hereby does remove, from registration all shares of Common Stock registered on the Registration Statement that remain unissued under the Plans.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida on this 2nd day of July, 2009.

SAFESTITCH MEDICAL, INC.

By:	/s Jeffrey G. Spragens
Jeffrey G. Spragens
Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints Jeffrey G. Spragens and Adam S. Jackson his true and lawful attorney-in-fact with authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this registration statement necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate. Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey G. Spragens	Chief Executive Officer and President (Principal	July 2, 2009
Jeffrey G. Spragens	Executive Officer)

/s/ Jane H. Hsiao, Ph.D.	Chairman of the Board of Directors	June 30, 2009
Jane H. Hsiao, Ph.D.

/s/ Dr. Charles Filipi	Medical Director and Director	July 2, 2009
Dr. Charles Filipi

/s/ Steven D. Rubin	Director	June 30, 2009
Steven D. Rubin

/s/ Richard Pfenniger, Jr.	Director	June 30, 2009
Richard Pfenniger, Jr.

/s/ Kevin Wayne	Director	June 30, 2009
Kevin Wayne

/s/ Adam S. Jackson	Chief Financial Officer (Principal Financial Officer)	June 30, 2009
Adam S. Jackson